EXHIBIT 4.2



                             STOCK PLEDGE AGREEMENT


         THIS STOCK PLEDGE AGREEMENT dated as of May 25, 2005 (the "Agreement"), is executed by and between INTEGRATED SECURITY SYSTEMS, INC., a Delaware corporation ("Pledgor"), and BRIAR CAPITAL, L.P., a Texas limited partnership ("Pledgee").

                              W I T N E S S E T H:

         WHEREAS, Pledgee has agreed to extend to B&B certain credit facilities, pursuant to the terms of that certain Loan Agreement dated November 10, 2004 (the "Original Agreement"), as amended by that certain First Amendment to Loan Agreement dated effective as of March 7, 2005 (the "First Amendment"), and as further amended by that certain Second Amendment to Loan Agreement of even date herewith (the "Second Amendment") (the Original Agreement, the First Amendment, and the Second Amendment collectively are referred to as the "Loan Agreement");

         WHEREAS, as an inducement for Pledgee to perform its obligations under the Loan Agreement, Pledgor executed that certain Guaranty Agreement date November 10, 2004 (the "Guaranty");

         WHEREAS, in order to induce Pledgee to execute the Second Amendment and in order to secure performance of Pledgor's obligations under the Guaranty, Pledgor agreed to pledge to Pledgee all of the stock of B&B ARMR Corporation, a Delaware corporation, formerly known as ISSI Merger Sub, Inc. ("B&B"), Intelli-Site, Inc., a Texas corporation, formerly known as Innovative Security Technologies, Inc. ("Intelli"), and Doortek Corporation, a Texas corporation ("Doortek");

         WHEREAS, Pledgor is the owner of one thousand (1,000) shares of the outstanding capital stock of each of B&B, Intelli, and Doortek;

         NOW, THEREFORE, for and in consideration of the foregoing, and intending to be legally bound hereby, Pledgor and Pledgee agree as follows:

         1.     (a)    The term "Pledged Stock" shall mean:

                (i) One thousand (1,000) shares of common stock, $0.01 par value, of B&B issued in the name of Pledgor and evidenced by certificate(s) numbered 001 (the "B&B Stock");

                (ii) One thousand (1,000) shares of common stock, $0.01 par value, of Intelli issued in the name of Pledgor and evidenced by certificate(s) numbered 001 (the "Intelli Stock");



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                (iii)  One thousand  (1,000)  shares of common stock,  $0.01 par value, of Doortek issued in the name of Pledgor and evidenced by certificate(s) numbered 001 (the "Doortek Stock");

as well as such other shares as are pledged pursuant to the terms hereof, together with all certificates, options, rights, or other distributions issued as an addition to, in substitution or in exchange for, or on account of, any such shares, and all proceeds of all of the foregoing, now or hereafter owned or acquired by Pledgor.

                (b) The term "Obligations" shall mean (i) the obligations of B&B, Pledgor, or any other guarantor under the Loan Agreement and related documents, (ii) the obligations of Pledgor under the Guaranty and related documents, and (iii) the obligations of Pledgor hereunder, whether such obligations are now existing or hereafter incurred, matured or unmatured, direct or contingent, joint or several, including any modifications, renewals or amendments thereto.

         2.     (a)    As   security  for   the    prompt  satisfaction  of  the
Obligations, Pledgor hereby pledges to Pledgee the Pledged Stock and grants to Pledgee a lien thereon and security interest therein.

                (b) If Pledgor shall become entitled to receive or shall receive, in connection with any of the Pledged Stock, any:

                       (i)    Stock   certificates,   including,   but   without
limitation, any certificates representing a stock dividend or issued in connection with any increase or reduction of capital, reclassification, conversion, merger, consolidation, sale of assets, combination of shares, stock split, spin-off, or split-off;

                       (ii)   Options,   warrants,  or  rights,  whether  as  an
addition to, or in substitution or in exchange for, any of the Pledged Stock, or otherwise;

                       (iii) Dividends or distributions payable in property, including securities issued by other than the issuer of any of the Pledged Stock; or

                       (iv) Dividends or distributions of any sort other than cash dividends described in Section 2(d) below;

then Pledgor shall accept the same as Pledgee's agent, in trust for Pledgee, and shall deliver them forthwith to Pledgee in the exact form received with, as applicable, Pledgor's endorsement when necessary, or appropriate stock powers duly executed in blank, to be held by Pledgee, subject to the terms hereof, as part of the Pledged Stock.


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                (c)    Upon the  occurrence  and during the  continuance  of any
Event of Default (as hereinafter defined), Pledgee, at its option, may have any part or all of the Pledged Stock registered in its name or that of its nominee, and Pledgor hereby covenants that, upon Pledgee's request, Pledgor will cause the issuer, transfer agent or registrar of the Pledged Stock to effect such registration. Immediately and without further notice, upon the occurrence and during the continuance of an Event of Default, whether or not the Pledged Stock shall have been registered in the name of Pledgee or its nominee, Pledgee or its nominee shall have the right to exercise all voting rights as to all shares and all other corporate rights and all conversion, exchange, subscription or other rights, privileges or options pertaining thereto as if it were the absolute owner thereof, including, without limitation, the right to exchange any or all
of  the   Pledged   Stock  upon  the  merger,   consolidation,   reorganization,
recapitalization, or other readjustment of the issuer thereof, or upon the exercise by such issuer of any right, privilege, or option pertaining to any of the Pledged Stock, and, in connection therewith, to deliver any of the Pledged Stock to any committee, depository, transfer agent, registrar, or other designated agency upon such terms and conditions as it may determine, all without liability except to account for property actually received by it; but
(i) Pledgee shall have no duty to exercise any of the aforesaid rights, privileges, or options and shall not be responsible for any failure to do so or delay in so doing; and (ii) Pledgee may by written notice to Pledgor relinquish, either partially or completely in accordance with any terms or conditions Pledgee may set forth in such notice, any or all voting rights Pledgee may acquire pursuant to this Section 2(c).

                (d) Unless an Event of Default shall have occurred and be continuing, Pledgor shall be entitled to receive for his own use cash dividends on the Pledged Stock paid out of current earnings or earned surplus. Upon the occurrence of an Event of Default, Pledgee may require any such cash dividends to be delivered to Pledgee as additional security hereunder.

                (e) If any of the Obligations are not satisfied pursuant to the terms and conditions for such satisfaction (as described in the Loan Agreement and related supporting documents) (such event being referred to herein as an "Event of Default"), Pledgee may, without demand of performance or other demand, advertisement, or notice of any kind (except the notice specified below of the time and place of public or private sale) to or upon Pledgor or any other person (all of which are, to the extent permitted by law, hereby expressly waived), forthwith realize upon the Pledged Stock or any part thereof, and may forthwith sell or otherwise dispose of and deliver the Pledged Stock or any part thereof or interest therein, or agree to do so, in one or more parcels at public or private sale or sales, at any exchange, broker's board or at any of Pledgee's offices or elsewhere, at such prices and on such terms (including, but without limitation, a requirement that any purchaser of all or any part of the Pledged Stock purchase the shares constituting the Pledged Stock for investment and without any intention to make distribution thereof) as it may deem best, for cash or on credit, or for future delivery without assumption of any credit risk, with the right to Pledgee or any purchaser to purchase upon any such sale the whole or any part of the Pledged Stock free of any right or equity of redemption in Pledgor, which right or equity is hereby expressly waived and released.

                (f) The proceeds of any such disposition or other action by Pledgee shall be applied as follows:

                       (i) First, to the costs and expenses incurred in connection therewith or incidental thereto or to the care or safekeeping of any of the Pledged Stock or in any way relating to the rights of Pledgee hereunder, including reasonable attorneys' fees and legal expenses;


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                       (ii)   Second, to the satisfaction of the Obligations;

                       (iii)  Third,   to  the  payment  of  any  other  amounts
required by applicable law; and

                       (iv) Fourth, to Pledgor to the extent of any surplus proceeds.

                (g) Except as may otherwise be expressly required by applicable laws, Pledgee need not give more than ten (10) days' notice of the time and place of any public sale or of the time after which a private sale may take place, which notice Pledgor hereby deems reasonable; provided, however, that Pledgee at any time, without notice to Pledgor, may sell any shares of Pledged Stock for which a market exists at the market price for such shares.

         3.     Pledgor represents and warrants that:

                (a) It has, and has duly exercised, all requisite power and authority to enter into this Agreement, to pledge the Pledged Stock for the purposes described in Section 2(a), and to carry out the transactions contemplated by this Agreement;

                (b)    It is the legal and  beneficial  owner of all the Pledged
Stock;

                (c) All of the shares of the Pledged Stock have been duly and validly issued, and are fully paid and nonassessable;

                (d) All of the shares of Pledged Stock are owned by Pledgor free of any pledge, mortgage, hypothecation, lien, charge, encumbrance, or security interest in such shares or the proceeds thereof except such as are granted hereunder;

                (e) The execution and delivery of this Agreement, and the performance of its terms, will not constitute a default under the terms of any agreement, indenture or other instrument, license, judgment, decree, order, law, statute, ordinance, or other governmental rule or regulation applicable to Pledgor or any of his property; and

                (f) Upon delivery of the Pledged Stock to Pledgee or its agent, this Pledge Agreement shall create a valid first lien upon, and perfected security interest in, the Pledged Stock and the proceeds thereof, subject to no prior security interest, lien, charge, encumbrance, or agreement purporting to grant to any third party a security interest in the property or assets of Pledgor which would include the Pledged Stock.

         4. (a) Pledgor hereby covenants that until all of the Obligations have been satisfied in full, it will not sell, convey, or otherwise dispose of any of the Pledged Stock or any interest therein or any security interest whatsoever in, or with respect to, any of the Pledged Stock or the proceeds thereof, other than that created hereby or specifically referenced herein.


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                (b)    Pledgor  warrants and will,  at its own  expense,  defend
Pledgee's right, title, special property, and security interest in and to the Pledged Stock against the claims of any person, firm, corporation, or other entity.

         5. (a) In connection with any disposition of the Pledged Stock by Pledgee pursuant to the terms hereof, Pledgor recognizes that Pledgee may be compelled or deem it best to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Pledged Stock for their own account, for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges that any such private sales may be at prices and on terms less favorable to Pledgee than those of public sales, and agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that Pledgee has no obligation to delay sale of any Pledged Stock to permit the issuer thereof to register it for public sale under the Securities Act of 1933, as amended (the "Securities Act").

                (b) In connection with any disposition of the Pledged Stock by Pledgee following an Event of Default, Pledgor shall use its best efforts to cause any issuer, transfer agent, or registrar of the Pledged Stock to take all such actions and execute all such documents as may be necessary or appropriate, upon the request of Pledgee, to (i) remove any restrictive legends placed on the Pledged Stock that are not legally required for such Pledged Stock held by Pledgee; (ii) effect any sale or sales of Pledged Stock in accordance with Rule 144 under the Securities Act (if such rule is applicable); and (iii) effect any sale or other disposition of the Pledged Stock in any otherwise permitted public or private sale or other disposition.

         6. Pledgor will promptly deliver to Pledgee all written notices and will promptly give Pledgee written notice of any other notices received by it with respect to the Pledged Stock, and Pledgee will promptly give like notice to Pledgor of any such notices received by it or its nominee.

         7. Pledgor shall at any time, and from time to time, upon the written request of Pledgee, execute and deliver such further documents and do such further acts and things as Pledgee may reasonably request to effect the purposes of this Pledge Agreement, including, without limitation, delivering to Pledgee irrevocable proxies with respect to the Pledged Stock in form satisfactory to Pledgee. Until receipt thereof, from and after an Event of Default, this Agreement shall constitute Pledgor's proxy to Pledgee or its nominee to vote all shares of Pledged Stock then registered in Pledgor's name at any and all such times as Pledgee has the right to vote such shares pursuant to the terms of this Agreement. Such power of attorney granted hereby is coupled with an interest and is irrevocable. Notwithstanding the foregoing, Pledgor shall be permitted to vote the Pledged Stock except during the occurrence of an Event of Default hereunder.

         8. Upon satisfaction in full of all Obligations as well as all additional costs and expenses of Pledgee as provided herein, this Agreement shall terminate, and Pledgee shall deliver to Pledgor, at Pledgor's expense, such of the Pledged Stock as shall not have been sold or otherwise disposed of pursuant to this Agreement.

         9. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Stock while held hereunder, Pledgee shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Stock upon surrendering it or tendering surrender of it to Pledgor.


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                (a)    No course of dealing between Pledgor and Pledgee, nor any
failure to exercise, nor any delay in exercising, any right, power or privilege of Pledgee hereunder or under the Loan Agreement or the Guaranty shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

                (b) The rights and remedies provided herein and in the Loan Agreement and the Guaranty are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law, including, but without limitation, the rights and remedies of a secured party under the Texas Business and Commerce Code.

                (c) The provisions of this Agreement are severable, and if any clause or provision shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision or part thereof in such jurisdiction and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision in this Agreement in any jurisdiction.

         10. By the execution of this Agreement, Pledgor hereby irrevocably constitutes and appoints Pledgee as true and lawful attorney-in-fact and agent of Pledgee, with full power and authority to act in its name, place and stead to undertake all reasonable and necessary acts to assign and transfer unto Pledgee or any other person or persons the Pledged Stock. The power of attorney herein granted is coupled with an interest, is irrevocable, and shall continue until the Obligations have been paid and performed in full. Notwithstanding the foregoing, the power of attorney described herein shall not be utilized except during the occurrence of an Event of Default.

         11. Any notice required or permitted by this Agreement shall be effective if delivered by hand or mailed, certified mail with postage prepaid:

                (a) If to Pledgor, to: 8200 Springwood Drive, Suite 230, Irving, Texas 75063, Attn: President;

                (b) If to Pledgee, to: 1500 City West Blvd., Suite 225, Houston, Texas 77042, Attn: Steve Rosencranz.

         12. This Agreement shall inure to the benefit of, and shall be binding upon, the successors and assigns of the parties hereto.


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         13.    This  Agreement  shall  be  construed  in  accordance  with  the substantive laws of the State of Texas, without regard to principles of conflicts of law. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF TEXAS OR OF THE UNITED STATES LOCATED IN HARRIS COUNTY, TEXAS AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE PLEDGOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF THE PLEDGOR'S PROPERTY, UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. THE PLEDGOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE PLEDGOR PURSUANT TO
SECTION 11, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING. NOTHING IN THIS AGREEMENT SHALL AFFECT THE RIGHT OF THE PLEDGEE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE PLEDGOR IN ANY OTHER JURISDICTION.

         THE PLEDGOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH THE PLEDGOR MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO IN THIS SECTION 13 AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

         14. THE PLEDGOR HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THIS AGREEMENT OR ARISING FROM OR RELATING TO ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         15. Attorneys' Fees. If any litigation or arbitration proceeding is instituted to enforce or interpret the provisions of this Agreement, or the transactions described herein or therein, the prevailing party in such action shall be entitled to recover its reasonable attorneys' fees from the other party hereto.

                  (Remainder of Page Intentionally Left Blank)



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         IN  WITNESS  WHEREOF,  the  parties  hereto  have  duly  executed  this
Agreement on this 25th day of May, 2005, effective as of the date and year first above written.

                                            PLEDGOR:

                                            INTEGRATED SECURITY SYSTEMS, INC.,
                                            a Delaware corporation


                                            By: /S/ C.A. RUNDELL, JR.
                                                ---------------------
                                            Name: C. A. Rundell, Jr.
                                            Title: Chairman and CEO


                                            PLEDGEE:

                                            BRIAR CAPITAL, L.P.

                                            By: Briar Capital General, LLC,
                                                its general partner


                                                By: /S/ STEVE ROSENCRANZ
                                                    ---------------------------
                                                    Steve Rosencranz, President















                                 Signature Page
                                       To
                             Stock Pledge Agreement
           (Integrated Security Systems, Inc. to Briar Capital, L.P.)



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